CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 101 to File No. 033-59692; Amendment No. 99 to File No. 811-07584) of Rydex Series Funds of our reports dated May 28, 2009 on the financial statements and financial highlights included in the March 31, 2010 Annual Reports to shareholders.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
July 26, 2010